SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 11, 2008

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	001-00091	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri  63105
(Address of principal executive offices) (zip code)

 (314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2008, the Company issued a press release announcing the appointment of Jon Botsford, and the retirement of Lynn Chipperfield.  Mr. Botsford, 53, joins the Company from Steelcase, Inc., where he had a 21-year career and served most recently for over seven years as Senior Vice President, Secretary and Chief Legal Officer.  Mr. Botsford earned a BA with honors from Michigan State University and holds a JD from the University of California at Los Angeles, where he served on the Board of Editors of the UCLA Law Review.

Mr. Chipperfield served the Company for 25 years, and has been planning his retirement for some time.  He has agreed to remain with the Company during a transition period for Mr. Botsford, and there are no disagreements between Mr. Chipperfield, the Company or the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company, dated February 11, 2008, announcing the appointment of Jon Botsford and the retirement of Lynn Chipperfield.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Richard R. Isaak
Richard R. Isaak
Controller and Chief Accounting Officer

Dated: February 14, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company, dated February 11, 2008, announcing the appointment of Jon Botsford and the retirement of Lynn Chipperfield.